Exhibit 10.5

December 11, 2018
Bruce J. Mackey, Jr.
175 Locksley Rd.
Lynnfield, Massachusetts, 01940

Dear Bruce:
You, Five Star Senior Living Inc. (“FVE”) and The RMR Group LLC (“RMR”) are entering into this letter agreement (this “Agreement”) to confirm the terms and conditions of your separation from FVE and RMR on December 31, 2019 or such earlier date you elect as provided below (the “Separation Date”).
I.TRANSITION PERIOD AND SEPARATION
A.Resignation from FVE. You will continue to serve as the President and Chief Executive Officer of FVE until December 31, 2018 as of which date you will resign as President and Chief Executive Officer of FVE and any other officer or director positions you hold within FVE, and any positions you hold with third parties on behalf of FVE. You will continue to serve as an employee of FVE until the Separation Date in order to transition your duties and responsibilities to your successor(s).
B.Resignation from RMR. You will continue to serve as an Executive Vice President of RMR until December 31, 2018 as of which date you will resign as an Executive Vice President of RMR and any other officer or director positions you hold within RMR and any of its managed and affiliated companies (collectively, the “RMR Companies”). You will continue to serve as an employee of RMR until the Separation Date in order to transition your duties and responsibilities to your successor(s).
C.Payments and Benefits until December 31, 2018. Until December 31, 2018, you will continue to receive your same cash salary compensation and benefits as you currently receive. You received a $150,000 bonus payment from RMR in September and no additional bonus payment shall be paid to you by RMR. You understand and agree that you will not receive any additional share grants from FVE in December 2018.
D.Transition Period. From January 1, 2019 until the Separation Date, you will work towards the orderly transition of your responsibilities, use all reasonable efforts to assist in training your successor(s) and assist FVE’s and RMR’s internal and external partners with the transition as requested by FVE and RMR executives. Notwithstanding your resignation of all officer and director positions, you agree to fulfill your duties as a responsible party or identified officer for all FVE licenses until a replacement is installed and to cooperate with FVE’s efforts to remove you from such licenses. It is understood that you may not come into the office every day or even regularly during this transition period. You may elect to accelerate the Separation Date from December 31, 2019 to any date after January 1, 2019 by giving 10 business days prior written notice to FVE and RMR. The Separation Date will be automatically accelerated if you obtain other full-time employment.
E.Payments and Benefits during the Transition Period. From January 1, 2019 until December 31, 2019, you will receive transition payments at the rate of $10,000 per month. These transition payments will be paid 80% by FVE and 20% by RMR. Subject to any contribution required by you consistent with past practices, FVE will also maintain and provide your current insurance and employee benefits until the Separation Date, except that you will not accrue any vacation time.
F.Payments and Benefits on December 31, 2018 and the Separation Date. On December 31, 2018, FVE and RMR will pay any unpaid wages for the period through December 31, 2018, and FVE will pay you for any unused vacation time as of such date (it being acknowledged that you have no accrued and unpaid RMR vacation time), all subject to all usual and applicable taxes and deductions. Your health insurance on FVE’s group plan will terminate on the Separation Date. To continue any health insurance beyond the Separation Date, you must complete a continuation of coverage (COBRA) election form and make timely payments for coverage. Information regarding COBRA will be mailed to you. Any group life and disability insurance on our group plan will also terminate on the Separation Date. Your participation in FVE’s and/or RMR’s 401(k) plans will terminate on the Separation Date.
G.Release Benefits. Provided you sign and do not revoke this Agreement and the Waiver and Release of Claims attached as Exhibit A and you satisfactorily perform your transition responsibilities, you will receive the following additional payments and benefits:
(1)2018 Cash Payment. You will receive a cash payment from FVE in the amount of $600,000 (less applicable taxes and deductions) upon the expiration of the revocation period set forth in Section XIV below.
(2)Additional Cash Payments. You will receive release payments in the total amount of $550,000, less applicable taxes and deductions, payable in four equal installments on each of March 31, 2019, June 30, 2019, September 30, 2019, and December 31, 2019. These release payments will be paid 80% by FVE and 20% by RMR.
(3)Outplacement Benefits. FVE and RMR will pay for outplacement services to be provided to you by Essex Partners. These services will be paid 80% by FVE and 20% by RMR.
(4)FVE Share Grants.
a.All of your existing FVE share grants will continue to vest under the existing vesting schedule (as set forth in your Restricted Share Agreements) through the Separation Date. Upon the Separation Date, all of your existing FVE share grants will vest (which vesting includes the lifting of any restrictions) immediately in full and you will be permitted to settle any resulting tax liability with vesting shares, commonly referred to as “net share settlement.” FVE will cooperate with you in removing any restrictive legends from your vested FVE shares.
b.You are required to own all FVE shares through the Separation Date. You agree with FVE that, as long as you own shares in FVE, your shares shall be voted at any meeting of the shareholders of FVE or in connection with any consent solicitation or other action by shareholders in favor of all nominees for director and all proposals recommended by the Board of Directors in the proxy statement for such meeting or materials for such written consent or other action. If your shares are not voted in accordance with this covenant and such failure continues after notice, you agree to pay liquidated damages to FVE in an amount equal to the market value of the shares not so voted and, in addition, your Separation Date will be automatically accelerated and you will forfeit all rights to any unpaid cash payments set forth in Section I.G(2) above. For the avoidance of doubt, this provision is for the benefit of FVE and is not an agreement with RMR.
c.You understand and agree that, although the FVE Code of Business Conduct and Ethics will no longer apply to you after the Separation Date, you are subject to all laws and regulations with respect to all of your shares in FVE, including, but not limited to, those applicable to the purchase or sale of securities while in possession of material, non-public information concerning FVE.
(5)RMR and RMR Company Share Grants.
a.Prior to the Separation Date, RMR will recommend to the Boards of Directors and Boards of Trustees of The RMR Group Inc., Government Properties Income Trust, and Select Income REIT (or, following their proposed merger, Office Properties Income Trust), Hospitality Properties Trust, Senior Housing Properties Trust, Industrial Logistics Properties Trust, TravelCenters of America LLC, and Tremont Mortgage Trust (together, the “RMR Public Companies”) that all of your existing share grants, which are identified in Exhibit B, vest (which vesting includes the lifting of any restrictions) immediately in full upon the Separation Date and that you be permitted to settle any resulting tax liability with vesting shares, commonly referred to as “net share settlement,” on a company-by-company basis. RMR will cooperate with you in removing any restrictive legends from your vested shares in the RMR Public Companies.
b.You agree for the benefit of the applicable RMR Public Company that, as long as you own the shares referenced above in 5(a) in the RMR Public Companies, your shares shall be voted at any meeting of the shareholders of the RMR Public Companies or in connection with any consent solicitation or other action by shareholders in favor of all nominees for director and all proposals recommended by the Board of Directors or Trustees in the proxy statement for such meeting or materials for such written consent or other action. This obligation does not apply to your estate. If your shares are not voted in accordance with this covenant and such failure continues after notice, you agree to pay liquidated damages to the applicable RMR Public Company in an amount equal to the market value of the shares not so voted. For the avoidance of doubt, this provision is for the benefit of each RMR Public Company only with respect to your shares in such company and is not an agreement with RMR.
c.You understand and agree that, although the RMR Code of Business Conduct and Ethics will no longer apply to you after the Separation Date, you are subject to all laws and regulations with respect to all of your shares in the RMR Public Companies, including, but not limited to, those applicable to the purchase or sale of securities while in possession of material, non-public information concerning the RMR Public Companies.
(6)Mobile Phone Number. At your request, FVE agrees to consent to and cooperate with you in the transfer to you of the mobile phone number (No. (XXX) XXX-XXX), and to pay for any costs associated with such transfer (except that you will be responsible for the cost of replacement equipment and service). You agree to be responsible for all cell phone payments for service after the Separation Date.

II.	RELEASE
You, your heirs, executors, legal representatives, successors and assigns, individually and in their beneficial capacity, hereby unconditionally and irrevocably release and forever discharge FVE, RMR, The RMR Public Companies, Sonesta International Hotels Corporation, RMR Real Estate Income Fund, RMR Advisors LLC, Tremont Realty Advisors LLC, the RMR Office Fund LP and ABP Trust and any other companies managed by RMR from time to time, and its and their past, present and future officers, directors, trustees, employees, representatives, shareholders, attorneys, agents, consultants, contractors, successors, and affiliates - hereinafter referred to as the “Releasees” - or any of them of and from any and all suits, claims, demands, interest, costs (including attorneys’ fees and costs actually incurred), expenses, actions and causes of action, rights, liabilities, obligations, promises, agreements, controversies, losses and debts of any nature whatsoever which you, your heirs, executors, legal representatives, successors and assigns, individually and/or in their beneficial capacity, now have, own or hold, or at any time heretofore ever had, owned or held, or could have owned or held, whether known or unknown, suspected or unsuspected, from the beginning of the world to the date of execution of this Agreement including, without limitation, any claims arising in law or equity in a court, administrative, arbitration, or other tribunal of any state or country arising out of or in connection with your employment by FVE and/or RMR; any claims against the Releasees based on statute, regulation, ordinance, contract, or tort; any claims against the Releasees relating to wages, compensation, benefits, retaliation, negligence, or wrongful discharge; any claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Older Workers’ Benefit Protection Act, as amended, the Equal Pay Act, as amended, the Fair Labor Standards Act, as amended, the Employment Separation Income Security Act, as amended, the Americans with Disabilities Act of 1990 (“ADA”), as amended, The ADA Amendments Act, the Lilly Ledbetter Fair Pay Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information Non-Discrimination Act, the Civil Rights Act of 1991, as amended, the Family Medical Leave Act of 1993, as amended, and the Rehabilitation Act, as amended; The Massachusetts Fair Employment Practices Act (Massachusetts General Laws Chapter 151B), The Massachusetts Equal Rights Act, The Massachusetts Equal Pay Act, the Massachusetts Privacy Statute, The Massachusetts Civil Rights Act, the Massachusetts Payment of Wages Act (Massachusetts General Laws Chapter 149 sections 148 and 150), the Massachusetts Overtime regulations (Massachusetts General Laws Chapter 151 sections 1A and 1B), the Massachusetts Meal Break regulations (Massachusetts General Laws Chapter 149 sections 100 and 101) and any other claims under any federal or state law for unpaid or delayed payment of wages, overtime, bonuses, commissions, incentive payments or severance, missed or interrupted meal periods, interest, attorneys’ fees, costs, expenses, liquidated damages, treble damages or damages of any kind to the maximum extent permitted by law and any claims against the Releasees arising under any and all applicable state, federal, or local ordinances, statutory, common law, or other claims of any nature whatsoever except for unemployment compensation benefits or, in Massachusetts, workers’ compensation benefits. Notwithstanding the foregoing, this general release does not include, and you expressly retain any and all rights: 1) to enforce the terms of this Agreement; 2) under applicable equity agreements and as a shareholder of Releasees; 3) you may have for defense and indemnification under common law, FVE and RMR company bylaws, contract, and any applicable insurance policy that would provide you with defense and/or indemnity for claims asserted against you based on your conduct as an employee, officer or director of FVE and/or the RMR Companies; 4) under the terms of welfare benefit plans in which you participated as an employee; and, 5) arising after the date of your execution of this Agreement.
Nothing in this Agreement shall affect the EEOC’s rights and responsibilities to enforce the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the National Labor Relations Act or any other applicable law, nor shall anything in this Agreement be construed as a basis for interfering with your protected right to file a timely charge with, or participate in an investigation or proceeding conducted by, the EEOC, the National Labor Relations Board (the “NLRB”), or any other state, federal or local government entity; provided, however, if the EEOC, the NLRB, or any other state, federal or local government entity commences an investigation on your behalf, you specifically waive and release your right, if any, to recover any monetary or other benefits of any sort whatsoever arising from any such investigation or otherwise, nor will you seek or accept reinstatement to your former position with FVE or RMR.

III.	TAX PROVISIONS
You agree that you shall be responsible and will pay your own tax obligations and/or liabilities created under state or federal tax laws by this Agreement. You further agree that you shall indemnify FVE, RMR and any of the RMR Companies for any tax obligations and/or liabilities that may be imposed on them for your failure to comply with this provision.

IV.	INTERNAL AND EXTERNAL ANNOUNCEMENTS AND LETTER OF REFERENCE
FVE and RMR will prepare internal and external announcements regarding your separation, the timing and content of which shall be subject to your reasonable approval. Provided you sign, return and do not revoke this Agreement, Mr. Adam Portnoy will provide you with a letter of reference which shall be in form and substance mutually acceptable to you and Mr. Portnoy.

V.	CONFIDENTIALITY
You agree that, unless otherwise agreed, on or before the Separation Date, you will return to FVE and RMR all property of FVE and RMR including, but not limited, to all documents, records, materials, software, equipment, personal service devices, building keys or entry cards, and other physical property that have come into your possession or been produced by you in connection with your employment; provided, however, that you may keep the desktop computer, laptop, printer, iPad, and mobile telephone issued to you by FVE.
In addition, you shall not at any time reveal to any person or entity, except to employees of FVE or RMR who need to know such information for purposes of their employment or as otherwise authorized by FVE or RMR in writing, any confidential information of FVE, RMR, or any RMR Company, including, but not limited to confidential information regarding (i) the marketing, business and financial activities and/or strategies of FVE, RMR, or any RMR Company and their respective affiliates, (ii) the costs, sources of supply, financial performance, projects, plans, branding, acquisition or dispositions, proposals and strategic plans of FVE, RMR, or any RMR Company and their respective affiliates, and (iii) information and discussions concerning any past or present lawsuits, arbitrations or other pending or threatened disputes in which FVE, RMR, or any RMR Company or their respective affiliates is or was a party. For purposes of this provision, “confidential information” does not include information that is already a matter of public knowledge based on the conduct of a person or party other than you, such as all public documents and filings in past or present lawsuits or information that is in the public realm regarding arbitrations, pending or threatened disputes.
Nothing in this Agreement prohibits you from reporting possible violations of federal law or regulation to any government agency or entity, including, but not limited, to the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of applicable law. You do not need prior authorization of

FVE or RMR to make any such reports or disclosures and you are not required to notify FVE or RMR that you have made such reports or disclosures.

VI.	NON-DISPARAGEMENT
You agree not to make harmful or disparaging remarks, written or oral, concerning FVE or RMR, or any of the RMR Companies, or any of its or their respective directors, officers, trustees, employees, agents or service providers. FVE and RMR agree to instruct their executive officers not to make any harmful or disparaging remarks, written or oral, concerning you. Nothing in this provision shall prevent you, FVE or RMR from testifying truthfully in connection with any litigation, arbitration or administrative proceeding when compelled by subpoena, regulation or court order.

VII.	NON-SOLICITATION
You agree that for five (5) years following the Separation Date, you will not directly or indirectly, without the prior written consent of FVE or RMR, solicit, attempt to solicit, assist others to solicit, hire, or assist others to hire for employment any person who is, or within the preceding six (6) months was, an employee of FVE or RMR, or any RMR Company.
BREACH OF SECTIONS V, VI, OR VII
The parties agree that any breach of Sections V, VI, or VII of this Agreement may cause irreparable damage to the non-breaching party and that, in the event of such a breach or threatened breach, the non-breaching party shall have, in addition to any and all remedies at law, the right to seek an injunction, specific performance or other equitable relief to prevent the violation of any obligations hereunder. The parties agree that, in the event that any provision of Section V, VI, or VII shall be determined by any court of competent jurisdiction or arbitration panel to be unenforceable, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

VIII.	CONSULTING AND COOPERATION
You agree to continue to conduct yourself in a professional manner and to cooperate in an orderly transition of your responsibilities from the date hereof until the Separation Date and that otherwise FVE and RMR may accelerate the Separation Date. After the Separation Date, FVE and/or RMR may request additional transitional services from you at a rate of $250 per hour, plus reimbursement of any approved out-of-pocket expenses. Any such services shall be deemed a consultancy and you shall perform such services as an independent contractor, assuming all applicable tax obligations. You acknowledge that as an independent contractor you will not be eligible for any benefits afforded employees of FVE.
You further agree to cooperate with FVE and RMR, at reasonable times and places, with respect to all matters arising during or related to your continuing or past employment, including, without limitation, all formal or informal matters in connection with any government investigation, internal investigation, litigation, regulatory or other proceeding which may have arisen or which may arise. FVE or RMR will endeavor to minimize any disruption to your future employment obligations in scheduling interviews or calls. FVE or RMR will reimburse you for all reasonable out-of-pocket expenses, including any travel and accommodation expenses but excluding any lost time or opportunity. FVE or RMR will provide appropriate legal representation for you in a manner reasonably determined by FVE or RMR, and you remain free to retain your own attorney to represent your personal interests at your own expense.

IX.	INDEMNIFICATION
Any and all indemnification agreements you have from FVE, RMR and any RMR Companies continue to provide for the respective parties’ rights and obligations with respect to the matters set forth therein. Further, you will maintain any rights you have to indemnification and defense under any bylaws or insurance policies by FVE and RMR as well as any rights you have under the common law.

X.	NON-WAIVER
Any waiver by a party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

XI.	NON-ADMISSION
The parties agree and acknowledge that the considerations exchanged herein do not constitute and shall be not construed as constituting an admission of any sort on the part of either party.

XII.	NON-USE IN SUBSEQUENT PROCEEDINGS
The parties agree that this Agreement may not be used as evidence in any subsequent proceeding of any kind except one in which one of the parties alleges a breach of the terms of this Agreement or the Waiver and Release of Claims or one in which one of the parties elects to use this Agreement as a defense to any claim.

XIII.	ADEA ACKNOWLEDGEMENT
You acknowledge that you have carefully read and fully understand this Agreement. You acknowledge that you have not relied on any statement, written or oral, which is not set forth in this Agreement. You further acknowledge that you are hereby advised in writing to consult with an attorney prior to executing this Agreement; that you are not waiving or releasing any rights or claims that may arise after the date of execution of this Agreement; that you are releasing claims under the Age Discrimination in Employment Act (ADEA); that you execute this Agreement in exchange for monies in addition to those to which you are already entitled; that FVE and RMR presented you with this Agreement on December 4, 2018; that FVE and RMR gave you a period of at least twenty-one (21) days within which to consider this Agreement and a period of seven (7) days following your execution of this Agreement to revoke your ADEA waiver as provided below; that if you voluntarily execute this Agreement prior to the expiration of the 21st day, you will voluntarily waive the remainder of the 21 day consideration period; that any changes to this Agreement by you once it has been presented to you will not restart the 21 day consideration period; and you enter into this Agreement knowingly, willingly and voluntarily in exchange for the release payments and benefits. To receive the release payments and benefits provided in this Agreement, this Agreement must be signed and returned to Eileen Kiley, at RMR, Two Newton Place, Suite 300, 255 Washington Street, Newton, MA 02458, or at, if by email delivery, ekiley@rmrgroup.com, on or before December 31, 2018.
You may revoke your release of your ADEA claims up to seven (7) days following your signing this Agreement. Notice of revocation must be received in writing by Eileen Kiley, at RMR, Two Newton Place, Suite 300, 255 Washington Street, Newton, MA 02458, no later than the seventh day (excluding the date of execution) following the execution of this Agreement. The ADEA release is not effective or enforceable until expiration of the seven day period. However, the ADEA release becomes fully effective, valid and irrevocable if it has not been revoked within the seven day period immediately following your execution of this Agreement. The parties agree that if you exercise your right to revoke this Agreement, then you are not entitled to any of the release payments and benefits set forth herein. This Agreement shall become effective eight (8) days after your execution if you have not revoked your signature as herein provided.

XIV.	ENTIRE AGREEMENT
This Agreement, together with the Waiver and Release of Claims, constitutes the entire agreement between the parties concerning the terms and conditions of your separation of employment from FVE and RMR and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, between the parties, except for any indemnification agreements as noted above, any applicable equity agreements and the Mutual Agreement to Resolve Disputes and Arbitrate Claims effective April 16, 2012, all of which remain in full force and effect. You agree that FVE and RMR have not made any warranties, representations, or promises to you regarding the meaning or implication of any provision of this Agreement other than as stated herein.

XV.	No Oral Modification
Any amendments to this Agreement shall be in writing and signed by you and an authorized representative of FVE and RMR.

XVI.	Severability
In the event that any provision hereof becomes or is declared by a court of competent jurisdiction or an arbitrator or arbitration panel to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision.

XVII.	SECTION 409A
Each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments. Notwithstanding anything to the contrary in this Agreement, if at the time of your separation from service, you are a “specified employee,” as defined below, any and all amounts payable under this Agreement on account of such separation from service that would (but for this provision) be payable within six (6) months following the date of termination, will instead be paid on the next business day following the expiration of such six (6) month period or, if earlier, upon your death and any remaining installments following such date shall be made in accordance with the original payment schedule; except (A) to the extent of amounts that do not constitute a deferral of compensation within the meaning of Treasury regulation Section 1.409A-1(b) (including without limitation by reason of the safe harbor set forth in Section 1.409A-1(b)(9)(iii), as determined by FVE and RMR in its and their reasonable good faith discretion); or (B) other amounts or benefits that are not subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, (“Section 409A”). For purposes of this Agreement, all references to "termination of employment” and correlative phrases shall be construed to require a "separation from service” (as defined in Section 1.409A-1(h) of the Treasury regulations after giving effect to the presumptions contained therein), and the term "specified employee” means an individual determined by FVE and RMR to be a specified employee under Treasury regulation Section 1.409A-1(i).

XVIII.	Governing Law, JURISDICTION AND SUCCESSOR AND ASSIGNS
This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to any conflict of law principles, and shall be binding upon and inure to the benefit of you and your heirs, successors, and beneficiaries, and RMR and FVE and its and their agents, affiliates, representatives, successors, and assigns.
The parties irrevocably agree that any dispute regarding this Agreement shall be settled by binding arbitration in accordance with the Mutual Agreement to Resolve Disputes and Arbitrate Claims, effective April 16, 2012.

XIX.	Voluntary Act
By signing this Agreement, you acknowledge and agree that you are doing so knowingly and voluntarily in order to receive the payments and benefits provided for herein. By signing this Agreement, you represent that you fully understand your right to review all aspects of this Agreement, that you have carefully read and fully understand all the provisions of this Agreement, that you had an opportunity to ask questions and consult with an attorney of your choice before signing this Agreement; and that you are freely, knowingly, and voluntarily entering into this Agreement.
If you determine to accept this Agreement, understand it, and consent to it, please sign in the space provided below and return a copy so signed to us.

Very truly yours,

/s/ Katherine E. Potter
Katherine E. Potter,
Executive Vice President and General Counsel

AGREED:

THE RMR GROUP LLC

By: /s/ Eileen Kiley
Eileen Kiley,
Senior Vice President and Chief Human Resources Officer

AGREED TO AND ACCEPTED:
/s/ Bruce J. Mackey, Jr.
Bruce J. Mackey, Jr.

Dated: December 11, 2018

Exhibit A

Waiver and Release of Claims

You, your heirs, executors, legal representatives, successors and assigns, individually and in their beneficial capacity, hereby unconditionally and irrevocably release and forever discharge Five Star Senior Living Inc. (“FVE”), The RMR Group Inc. and The RMR Group LLC (together, “RMR”), Government Properties Income Trust, Hospitality Properties Trust, Select Income REIT, Senior Housing Properties Trust, Tremont Mortgage Trust, Industrial Logistics Properties Trust, TravelCenters of America LLC, Sonesta International Hotels Corporation, RMR Real Estate Income Fund, RMR Advisors LLC, Tremont Realty Advisors LLC, the RMR Office Fund LP and ABP Trust and any companies managed by RMR from time to time, and its and their past, present and future officers, directors, trustees, employees, representatives, shareholders, attorneys, agents, consultants, contractors, successors, and affiliates - hereinafter referred to as the “Releasees” - or any of them of and from any and all suits, claims, demands, interest, costs (including attorneys’ fees and costs actually incurred), expenses, actions and causes of action, rights, liabilities, obligations, promises, agreements, controversies, losses and debts of any nature whatsoever which you, your heirs, executors, legal representatives, successors and assigns, individually and/or in their beneficial capacity, now have, own or hold, or at any time heretofore ever had, owned or held, or could have owned or held, whether known or unknown, suspected or unsuspected, from the beginning of the world to the date of execution of this Waiver and Release of Claims including, without limitation, any claims arising in law or equity in a court, administrative, arbitration, or other tribunal of any state or country arising out of or in connection with your employment by FVE and/or RMR; any claims against the Releasees based on statute, regulation, ordinance, contract, or tort; any claims against the Releasees relating to wages, compensation, benefits, retaliation, negligence, or wrongful discharge; any claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Older Workers’ Benefit Protection Act, as amended, the Equal Pay Act, as amended, the Fair Labor Standards Act, as amended, the Employment Separation Income Security Act, as amended, the Americans with Disabilities Act of 1990 (“ADA”), as amended, The ADA Amendments Act, the Lilly Ledbetter Fair Pay Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information Non-Discrimination Act, the Civil Rights Act of 1991, as amended, the Family Medical Leave Act of 1993, as amended, and the Rehabilitation Act, as amended; The Massachusetts Fair Employment Practices Act (Massachusetts General Laws Chapter 151B), The Massachusetts Equal Rights Act, The Massachusetts Equal Pay Act, the Massachusetts Privacy Statute, The Massachusetts Civil Rights Act, the Massachusetts Payment of Wages Act (Massachusetts General Laws Chapter 149 sections 148 and 150), the Massachusetts Overtime regulations (Massachusetts General Laws Chapter 151 sections 1A and 1B), the Massachusetts Meal Break regulations (Massachusetts General Laws Chapter 149 sections 100 and 101) and any other claims under any federal or state law for unpaid or delayed payment of wages, overtime, bonuses, commissions, incentive payments or severance, missed or interrupted meal periods, interest, attorneys’ fees, costs, expenses, liquidated damages, treble damages or damages of any kind to the maximum extent permitted by law and any claims against the Releasees arising under any and all applicable state, federal, or local ordinances, statutory, common law, or other claims of any nature whatsoever except for unemployment compensation benefits or, in Massachusetts, workers’ compensation benefits. Notwithstanding the foregoing, this general release does not include, and you expressly retain any and all rights: 1) to enforce the terms of this Agreement; 2) under applicable equity agreements and as a shareholder of Releasees; 3) you may have for defense and indemnification under common law, FVE and RMR company bylaws, contract, and any applicable insurance policy that would provide you with defense and/or indemnity for claims asserted against you based on your conduct as an employee, officer or director of FVE and/or the RMR Companies; 4) under the terms of welfare benefit plans in which you participated as an employee; and 5) arising after the date of your execution of this Agreement.

Nothing in this Waiver and Release of Claims shall affect the EEOC’s rights and responsibilities to enforce the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the National Labor Relations Act or any other applicable law, nor shall anything in this Waiver and Release of Claims be construed as a basis for interfering with your protected right to file a timely charge with, or participate in an investigation or proceeding conducted by, the EEOC, the National Labor Relations Board (the “NLRB”), or any other state, federal or local government entity; provided, however, if the EEOC, the NLRB, or any other state, federal or local government entity commences an investigation on your behalf, you specifically waive and release your right, if any, to recover any monetary or other benefits of any sort whatsoever arising from any such investigation or otherwise, nor will you seek or accept reinstatement to your former position with FVE or RMR.

Nothing in this Waiver and Release of Claims prohibits you from reporting possible violations of federal law or regulation to any government agency or entity, including, but not limited to, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of applicable law. You do not need prior authorization of FVE or RMR to make any such reports or disclosures and you are not required to notify FVE or RMR that you have made such reports or disclosures.

You acknowledge that you have carefully read and fully understand this Waiver and Release of Claims. You acknowledge that you have not relied on any statement, written or oral, which is not set forth in this Waiver and Release of Claims. You further acknowledge that you are hereby advised in writing to consult with an attorney prior to executing this Waiver and Release of Claims; that you are not waiving or releasing any rights or claims that may arise after the date of execution of this Waiver and Release of Claims; that you are releasing claims under the Age Discrimination in Employment Act (ADEA); that you execute this Waiver and Release of Claims in exchange for monies in addition to those to which you are already entitled; that FVE and RMR gave you a period of at least twenty-one (21) days within which to consider this Waiver and Release of Claims and a period of seven (7) days following your execution of this Waiver and Release of Claims to revoke your ADEA waiver as provided below; that if you voluntarily execute this Waiver and Release of Claims prior to the expiration of the 21st day, you will voluntarily waive the remainder of the 21 day consideration period; that any changes to this Waiver and Release of Claims by you once it has been presented to you will not restart the 21 day consideration period; and you enter into this Waiver and Release of Claims knowingly, willingly and voluntarily in exchange for the release payments and benefits. To receive the release payments and benefits provided in the letter, dated December 11, 2018 (the “Letter Agreement”), this Waiver and Release of Claims must be signed and returned to Eileen Kiley, at RMR, Two Newton Place, Suite 300, 255 Washington Street, Newton, MA 02458, or at, if by email delivery, ekiley@rmrgroup.com, on, and not before, December 31, 2019. Nothing in this Waiver and Release of Claims constitutes a waiver of any rights you have under the Letter Agreement.

You may revoke your release of your ADEA claims up to seven (7) days following your signing this Waiver and Release of Claims. Notice of revocation must be received in writing by Eileen Kiley, at RMR, Two Newton Place, Suite 300, 255 Washington Street, Newton, MA 02458, no later than the seventh day (excluding the date of execution) following the execution of this Waiver and Release of Claims. The ADEA release is not effective or enforceable until expiration of the seven day period. However, the ADEA release becomes fully effective, valid and irrevocable if it has not been revoked within the seven day period immediately following your execution of this Waiver and Release of Claims. The parties agree that if you exercise your right to revoke this Waiver and Release of Claims, then you are not entitled to any of the release payments and benefits set forth in Section I.G. of the Letter Agreement.

This Waiver and Release of Claims shall become effective eight (8) days after your execution if you have not revoked your signature as herein provided.

I hereby provide this Waiver and Release of Claims as of the date indicated below and acknowledge that the execution of this Waiver and Release of Claims is in further consideration of the benefits set forth in Section I.G. of the Letter Agreement, to which I acknowledge I would not be entitled if I did not sign this Waiver and Release of Claims. I intend that this Waiver and Release of Claims become a binding agreement by and between me and RMR and FVE if I do not revoke my acceptance within seven (7) days.

__________________________________
Bruce J. Mackey, Jr.

Dated: December 31, 2019

EXHIBIT B
Mackey Unvested Share Schedule as of December 31, 2018

Company	Shares

RMR	7,200.0
SNH	8,800.0
HPT	3,160.0
FVE	102,000.0
TA	2,280.0
GOV	2,000.0
SIR	2,000.0
ILPT	800.0
Tremont	800.0